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                                                                  April 21, 2008

Commonwealth Annuity and Life Insurance Company
132 Turnpike Road, Suite 210
Southborough, MA 01772

RE: SEPARATE ACCOUNT KG OF COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY FILE NOS. 333-09965 AND 811-7767

Gentlemen:

In my capacity as Vice President, Assistant General Counsel and Assistant Corporate Secretary of Commonwealth Annuity and Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for Separate Account KG on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account KG is a separate account of the company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account KG are not chargeable with liabilities arising out of any other business the Company many conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement for Separate Account KG on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                        Very truly yours,


                                        /s/ Jon-Luc Dupuy
                                        ----------------------------------------
                                        Jon-Luc Dupuy
                                        Vice President, Assistant General
                                        Counsel and Assistant Corporate
                                        Secretary

(333-9965) Scudder Elite